SCHEDULE 14A INFORMATION

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐    Preliminary Proxy Statement                                         ☐    Confidential, for Use of the Commission

                                                                                                         Only (as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

STANDARD PACIFIC CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

STANDARD PACIFIC CORP.

15326 Alton Parkway

Irvine, California 92618-2338

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 10, 2005

The 2005 Annual Meeting of Stockholders of Standard Pacific Corp. will be held at The Phoenician, 6000 E. Camelback Road, Scottsdale, Arizona 85251, on Tuesday, May 10, 2005 at 10:30 a.m., local time, for the following purposes:

(1)	To elect three directors, constituting Class II of the Board of Directors, to hold office for a three-year term and until their successors are duly elected and qualified;

(2)	To approve the Standard Pacific Corp. 2005 Stock Incentive Plan; and

(3)	To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on March 11, 2005 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any and all postponements and adjournments thereof.

In order to constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares of common stock of the Company be present in person or be represented by proxy. Your attention is directed to the accompanying proxy statement. To assure your representation at the Annual Meeting, please date, sign and mail the enclosed proxy card for which a return envelope is provided. Alternatively, you may provide voting instructions by telephone or the Internet, 24 hours a day, 7 days a week. Please follow the voting instructions printed on the enclosed proxy card. Stockholders who attend the Annual Meeting may vote in person even though they have previously mailed their proxy card or provided voting instructions via telephone or the Internet.

By Order of the Board of Directors

CLAY A. HALVORSEN

Secretary

Irvine, California

March 30, 2005

PROXY STATEMENT

STANDARD PACIFIC CORP.

15326 Alton Parkway

Irvine, California 92618-2338

ANNUAL MEETING OF STOCKHOLDERS

MAY 10, 2005

GENERAL INFORMATION

This proxy statement is being mailed to stockholders on or about March 30, 2005 in connection with the solicitation on behalf of the Board of Directors of Standard Pacific Corp., a Delaware corporation, of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 10, 2005, at The Phoenician, 6000 E. Camelback Road, Scottsdale, AZ 85251, at 10:30 a.m., local time, and at any and all postponements and adjournments thereof.

The entire cost of this solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing the proxy solicitation materials and all papers accompanying them. The Company may reimburse brokers or persons holding stock in their names or in the names of their nominees for their expenses in sending proxies and proxy materials to beneficial owners. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile, e-mail or personally. The Company has engaged Mellon Investor Services, LLC to assist in the solicitation of proxies. The fee for such services will be approximately $9,500 plus reasonable expenses.

RECORD DATE AND VOTING

All voting rights are vested exclusively in the holders of the Company’s common stock, par value $.01 per share, each share of which is entitled to one vote on each matter presented for action by the stockholders at the Annual Meeting. Only stockholders of record as of the close of business on March 11, 2005 are entitled to receive notice of and to vote at the Annual Meeting. As of March 11, 2005, the Company had outstanding a total of 33,901,766 shares of common stock. The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

The persons named in the accompanying proxy card will vote shares represented by all valid proxies in accordance with the instructions contained thereon. In the absence of instructions, shares represented by properly completed proxies will be voted:

•	FOR the election of the Class II directors of the Company designated herein as nominees (see “Election of Directors” at page 3 of this proxy statement); and

•	FOR the approval of the 2005 Stock Incentive Plan (see “Approval of 2005 Stock Incentive Plan” at page 7 of this proxy statement).

Any stockholder may revoke his or her proxy at any time prior to its use by writing to the Secretary of the Company, by voting again via mail, telephone or the Internet, or by attending the Annual Meeting and casting his or her vote in person. A stockholder’s last timely vote will be the vote that is counted.

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which a broker or nominee has physically indicated on the proxy or indicated electronically that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Under such circumstances, the broker non-vote will have no effect on the outcome of the vote on such proposal.

Stockholders can provide voting instructions by telephone by calling toll free 1-866-540-5760 from the U.S. or Canada, or via the Internet at www.proxyvoting.com/spf at anytime before 11:59 p.m. Eastern Time on May 9, 2005. Stockholders may call 1-201-329-8660 with questions regarding voting. Telephone and Internet voting access is available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Time on May 9, 2005. Please have the proxy card in hand when you telephone or visit the website.

Proposal No. 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, with each of the classes having three directors (subject to vacancies) and only one class being elected each year. In 2005, three directors are to be elected as Class II directors for a term of three years or until the election and qualification of their respective successors. The current Class II directors (whose terms expire on the date of the Annual Meeting) are Stephen J. Scarborough, Douglas C. Jacobs and Larry D. McNabb.

Nominees for Election

The Board of Directors has nominated each of the current Class II directors for election as Class II directors at the Annual Meeting. The following table sets forth information with respect to each nominee. The information set forth below as to each nominee has been furnished by the nominee.

Name and Present Position, if any, with the Company	Age	Period Served as Director or Executive Officer of the Company and Other Business Experience During the Past Five Years
Stephen J. Scarborough(1) Chairman of the Board and Chief Executive Officer	56	Director since May 1996. Chief Executive Officer of the Company since January 2000, and Chairman of the Board since May 2001. Mr. Scarborough also served as President of the Company from October 1996 through May 2001. From January 1996 until October 1996, Mr. Scarborough served as Executive Vice President of the Company. Prior to this and since 1981, Mr. Scarborough was President of the Company’s Orange County, California homebuilding division.

Douglas C. Jacobs(2)(3)	64	Director since May 1998. Executive Vice President—Finance, Chief Financial Officer and Treasurer of the Cleveland Browns, a professional football team, since March 2001 and Vice President—Finance, Chief Financial Officer and Treasurer of the Cleveland Browns prior to this and since February 1999. Mr. Jacobs served as the Executive Vice President of Gucci Timepieces (America) Inc. from December 1997 to January 1999 and as President of the Severin Group (dba Gucci Timepieces) from April 1996 to November 1997. Prior to April 1996, Mr. Jacobs was a Partner of the accounting firm of Arthur Andersen LLP. Mr. Jacobs is also a Director of Stoneridge, Inc. and a member if its Audit Committee.

Name and Present Position, if any, with the Company	Age	Period Served as Director or Executive Officer of the Company and Other Business Experience During the Past Five Years
Larry D. McNabb(2)(4)	56	Director since May 1999. Vice Chairman of Vicor, Inc., a technology provider of accounts receivables solutions since December 2003 and Chief Executive Officer prior to this and since December 2000. From April 1998 until December 2000, Mr. McNabb served as the President of Vicor Financial Services, a division of Vicor, Inc. From August 1997 until December 2000, Mr. McNabb also served as Chief Executive Officer of Primary Payment Systems, a payments risk management company. Prior to this time, and for a period of eleven years, Mr. McNabb served Bank of America in various capacities, including as Group Executive Vice President in charge of global payments from January 1995 to August 1996 and as Chief Executive Officer of Bank of America Texas from October 1992 to January 1995.

(1)	Member of the Executive Committee of the Board of Directors.

(2)	Member of the Audit Committee of the Board of Directors.

(3)	Member of the Nominating and Corporate Governance Committee of the Board of Directors.

(4)	Member of the Compensation Committee of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR CLASS II DIRECTOR. Assuming the presence of a quorum, directors will be elected by a plurality of the votes of the shares present and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of directors because such election is by a plurality vote. Unless instructed otherwise in the proxy, the persons named on the enclosed proxy card will vote all proxies received by them in favor of election of the three nominees named above. The Board of Directors does not contemplate that any of its proposed nominees listed above will become unavailable for any reason, but if such unavailability should occur before the Annual Meeting, proxies will be voted for another nominee selected by the Board of Directors.

Other Directors

The following table sets forth certain information with respect to the other directors of the Company. The information as to each director has been furnished by the director.

Name and Present Position, if any, with the Company	Age	Class of Director	Term Expires	Period Served as Director or Executive Officer of the Company and Other Business Experience During the Past Five Years
Michael C. Cortney(1) President	57	Class III	2006	Director since May 2000 and President of the Company since May 2001. Mr. Cortney served as Executive Vice President of the Company from January 2000 until May 2001, and Senior Vice President of the Company from January 1998 until December 1999. Mr. Cortney also served as President of the Company’s Northern California homebuilding division from 1985 until August 2000. Mr. Cortney joined the Company in 1982.

Ronald R. Foell(1)(2)	76	Class III	2006	Director since 1967 and President of the Company from 1969 until October 1996. Mr. Foell is a private investor.

Jeffrey V. Peterson (3)(4)	59	Class III	2006	Director since May 2000. Managing Director of Trust Company of the West, a financial services company, since 1992. From 1987 until 1992, Mr. Peterson was Managing Director of Investment Banking for Kidder Peabody & Co.

Andrew H. Parnes Executive Vice President—Finance and Chief Financial Officer	46	Class I	2007	Director since May 2001. Executive Vice President—Finance of the Company since January 2004 and prior to that Senior Vice President—Finance since January 2001 and Vice President—Finance since January 1997. In addition, Mr. Parnes has served as Chief Financial Officer of the Company since July 1996 and served as its Treasurer from January 1991 until May 2001. From December 1989 until July 1996, Mr. Parnes served as the Company’s Controller.

James L. Doti(3)	58	Class I	2007	Director since May 1995. President of Chapman University since 1991 and professor of economics since 1974. Dr. Doti founded the University’s Anderson Center for Economic Research in 1978 and was appointed the Donald Bren Distinguished Chair of Business and Economics in 1999. Dr. Doti is also a Director of First American Corporation, a financial services company and Fleetwood Enterprises, Inc., a producer of manufactured housing and recreational vehicles.

Name and Present Position, if any, with the Company	Age	Class of Director	Term Expires	Period Served as Director or Executive Officer of the Company and Other Business Experience During the Past Five Years
Frank E. O’Bryan(4)	71	Class I	2007	Director since October 2003 and a private investor. Prior to that, Mr. O’Bryan served as Chairman of the Board of Directors of WMC Mortgage Company from 1997 to 2003. Mr. O’Bryan is also a Director of The First American Corporation and Farmers & Merchants Bank of Long Beach.

(1)	Member of the Executive Committee of the Board of Directors.

(2)	Member of the Audit Committee of the Board of Directors.

(3)	Member of the Nominating and Corporate Governance Committee of the Board of Directors.

(4)	Member of the Compensation Committee of the Board of Directors.

Director Independence

The Board has determined that Messrs. Foell, Peterson, Jacobs, McNabb, O’Bryan and Dr. Doti are each independent directors within the meaning of Section 303A.02 of the New York Stock Exchange listing standards.

Proposal No. 2

APPROVAL OF 2005 STOCK INCENTIVE PLAN

As of March 11, 2005, an aggregate of 467,340 shares of common stock remained available under the Company’s existing equity plans for the grant of stock-based incentives. In addition, as of such date, awards covering 2,529,939 shares were outstanding under the Company’s existing equity plans. If any such awards are cancelled, expire or are forfeited, the shares subject to such awards would become available for issuance under the existing equity plans. The Board of Directors believes that the number of shares currently available are insufficient to allow the Company to continue to make substantial use of stock-based incentives to attract, retain and motivate qualified employees, officers and non-employee directors. In order to increase the aggregate number of shares available for stock-based incentives, the Board approved, subject to stockholder approval, the 2005 Stock Incentive Plan (the “2005 Plan”) on February 1, 2005, to make available 2,000,000 additional shares of the Company’s common stock for stock-based awards. The Board is submitting the 2005 Plan to the stockholders for their approval at the Annual Meeting.

The following is a description of the material features of the 2005 Plan. The description does not purport to be complete and is qualified in its entirety by reference to the full text of the 2005 Plan which is attached to this proxy statement as Appendix A and incorporated herein by reference. Stockholders are encouraged to read the text of the 2005 Plan in its entirety.

Description of Plan

Purpose.    The purpose of the 2005 Plan is to enable the Company and its subsidiaries to attract, retain and motivate their directors, officers and other employees, and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company.

Eligible Participants.    Any person who is an employee or prospective employee of the Company or any of its subsidiaries or affiliates and any director of the Company is eligible to be considered for the grant of awards under the 2005 Plan. As of March 11, 2005, approximately 2,178 employees and 9 directors were eligible to participate in the 2005 Plan.

Available Shares.    The maximum number of shares of common stock of the Company that may be issued pursuant to awards granted under the 2005 Plan will be 2,000,000 (subject to adjustments to prevent dilution). The aggregate number of shares issued under the 2005 Plan will equal only the number of shares actually issued upon exercise or settlement of an award and will not include shares subject to awards that have been canceled, expired or forfeited.

Tax Code Limitations.    For so long as grants under the 2005 Plan are to be treated as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the aggregate number of shares subject to options granted under the 2005 Plan during any calendar year to any one eligible person cannot exceed 300,000, and the aggregate number of shares issued or issuable under all awards granted under the 2005 Plan, other than options, during any calendar year to any one eligible person cannot exceed 150,000, subject, in both cases, to antidilution adjustments that will not affect the status of any award intended to qualify as “performance based compensation” under Code Section 162(m). The aggregate fair market value (as of the date of grant) of shares for which one or more options granted by the Company to any one eligible person under the 2005 Plan, or any other plan of the Company, may for the first time become exercisable as Incentive Stock Options (as defined below) during any one calendar year shall not exceed the maximum value permitted under Code Section 422, and the aggregate number of shares that may be issued pursuant to the exercise of Incentive Stock Options granted under the 2005 Plan shall not exceed 2,000,000, which number is subject to antidilution adjustment to the extent that such adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Code Section 422.

Administration.    The 2005 Plan is administered by a committee of the Board of Directors consisting of two or more directors, each of whom is (1) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, and (2) is an “outside director” within the meaning of the regulations adopted under Code Section 162(m), provided however, that with respect to any award that is not intended to satisfy the conditions of Rule 16b-3 under the Exchange Act or Code Section 162(m)(4)(c), the committee may appoint one or more separate committees composed of one or more directors of the Company (who may but need not be members of the Compensation Committee of the Company) and may delegate to any such subcommittees the authority to grant awards under the 2005 Plan to eligible persons, to determine all terms of such awards, and to administer the plan or any aspect of it. Subject to the provisions of the 2005 Plan, the administrator has the power to do all things necessary or desirable in connection with the administration of the 2005 Plan.

Amendments.    The Board may amend, alter or discontinue the 2005 Plan or any agreement or other document evidencing an award made under the plan, but, except as provided pursuant to the anti-dilution adjustment provisions of the plan, no such amendment may be made without the approval of the stockholders of the Company if it would:

•	increase the maximum number of shares of common stock for which awards may be granted;

•	increase the maximum awards that may be granted during any calendar year to any one eligible person;

•	reduce the price at which options or stock appreciation rights may be granted below the price provided for in the plan;

•	reduce the exercise price of outstanding options;

•	reduce the measurement value of outstanding stock appreciation rights;

•	extend the term of the plan;

•	change the class of persons eligible to participate in the plan; or

•	increase the number of shares that are eligible for incentive stock awards.

No amendment may impair the rights of any participant under an award without their consent, provided that no consent is required prior to any change of control of the Company if the amendment is not reasonably likely to diminish the benefits under the award or any such diminution has been adequately compensated for.

Awards.    The 2005 Plan authorizes the administrator to grant awards to eligible participants in the form of options, incentive bonuses, incentive stock, stock appreciation rights, stock units or other stock or cash-based awards. An award may consist of one such form or two or more of them in tandem or in the alternative.

Stock Options.    The administrator of the 2005 Plan may grant an option to purchase common stock of the Company, either from time to time in the discretion of the administrator or automatically upon the occurrence of specified events, such as the achievement of performance goals, or the satisfaction of an event or condition. Options may be incentive stock options that qualify under Code Section 422 (“Incentive Stock Options”) or nonstatutory stock options (“Nonqualified Stock Options”).

The exercise price per share of common stock subject to an option granted under the 2005 Plan must equal or exceed 100% of the fair market value of such common stock on the date the option is granted, except that:

•	the exercise price of an option may be higher or lower in the case of options granted to an employee of a company acquired by the Company in assumption and substitution of options held by such employee at the time such company is acquired (“Substitution Options”); and

•	in the event an eligible person is required to pay or forego the receipt of any cash amount in consideration of receipt of an option, the exercise price plus such cash amount will equal or exceed 100% of the fair market value of the common stock of the Company on the date the option is granted.

In no event will the exercise price per share of common stock subject to an option that is intended to qualify as “performance based compensation” under Code Section 162(m) be less than 100% of the fair market value of such common stock on the date the option is granted. On March 11, 2005, the fair market value of a share of common stock the Company was $74.60.

Unless the administrator provides for a shorter period, the maximum term of an option granted under the 2005 Plan, including any Incentive Stock Options, will be 10 years from the date of its grant, except that Incentive Stock Options granted to an individual who, at the time the option is granted to such individual, owns more than 10% of the combined voting power of all classes of stock of the Company will have a term no greater than 5 years from the date of grant. Options granted under the 2005 Plan will vest according to a schedule determined by the administrator, provided however, that no option, other than non-employee director options and Substitution Options, may first become exercisable within one year from the date of grant, other than upon the death or disability of a participant or a change of control of the Company.

The administrator will determine the acceptable forms of payment of the exercise price of an option, which may include: (1) cash or certified or cashiers’ check, (2) shares of capital stock of the Company, (3) other property deemed acceptable by the administrator, (4) a reduction in the number of shares or other property otherwise issuable pursuant to such option or (5) any combination of the above.

Incentive Bonus.    An incentive bonus award is an award which confers upon the participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a specified performance period. The maximum amount payable pursuant to an incentive bonus award granted under the 2005 Plan for any fiscal year to any participant that is intended to satisfy the requirements for “performance based compensation” under Code Section 162(m) cannot exceed $10,000,000.

Incentive Stock.    Incentive stock is an award or issuance of shares of common stock of the Company the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. No more than 33 1/3% of the shares available for grant under the 2005 Plan may be issued pursuant to incentive stock awards. An award with a vesting schedule that is not at least partially based on performance criteria cannot vest in less than three years; and an award with a vesting schedule that is at least partially performance-based cannot vest in less than one year from the date of grant, except for incentive stock awarded to non-employee directors and in the case of the death or disability of a participant or a change of control of the Company. The administrator will determine the price, if any, at which shares of incentive stock will be sold or awarded to a participant, which may be below the fair market value of such shares on the date of grant or issuance.

Stock Appreciation Rights.    A stock appreciation right is an award pursuant to which a participant may be entitled to receive the amount, if any, by which the fair market value of the common stock of the Company on the date of exercise exceeds a measurement value. The measurement value of a stock appreciation right must equal or exceed the fair market value of a share of common stock of the Company on the date of the grant. The grant, retention, vesting and/or transferability of the stock appreciation right is subject during specified periods of time to such conditions and terms as the administrator of the 2005 Plan deems appropriate. The vesting of an award will be over a period of not less than one year, except for stock appreciation rights awarded to non-employee directors and in the case of death or disability of a participant or a change of control of the Company. The stock appreciation right may be paid in cash or shares of common stock of the Company or a combination of the two, in the discretion of the administrator.

Stock Units.    A stock unit is an award denominated in units of shares of common stock of the Company, pursuant to which the participant may become entitled to receive an amount equal to the fair market value of the common stock of the Company on the date of exercise. The grant, retention, vesting and/or transferability of the stock units is subject during specified periods of time to such conditions (including continued employment or performance conditions) as the administrator of the 2005 Plan deems appropriate. The administrator will determine the price, if any, at which stock units will be awarded or sold to a participant, which may be below the fair market value of such shares on the date of grant or issuance. An award with a vesting schedule that is not at least partially based on performance criteria cannot vest in less than three years; and an award with a vesting schedule that is at least partially performance-based cannot vest in less than one year from the date of grant, except for stock units awarded to non-employee directors and in the case of the death or disability of a participant or a change of control of the Company. Stock units may be paid in cash or shares of common stock or a combination of the two, in the discretion of the administrator. Participants holding stock units may, if the administrator so determines, be credited with dividends paid with respect to the underlying shares of common stock or dividend equivalents.

Other Stock Based or Cash Based Awards.    Under the 2005 Plan, the administrator may grant such other incentives payable in cash or in shares of common stock of the Company as it determines are in the best interests of the Company.

Performance Criteria.    For purposes of the 2005 Plan, performance criteria means the following criteria, individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, and measured over a specified time period, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator in the award:

•	cash flow;

•	earnings per share;

•	earnings before any one or more of interest, taxes, depreciation and amortization;

•	return on equity;

•	total stockholder return;

•	return on capital;

•	return on inventory, assets or net assets;

•	revenue;

•	income or net income;

•	operating income or net operating income;

•	operating profit or net operating profit;

•	operating, gross or pretax margin;

•	return on operating revenue;

•	market share;

•	SG&A ratio;

•	overhead or other expense reduction;

•	debt to capitalization, debt to equity or other leverage criteria;

•	borrowing capacity and other liquidity criteria;

•	inventory turnover;

•	lot supply or land position;

•	income from joint ventures;

•	interest coverage;

•	shareholders’ equity or book value per share;

•	customer satisfaction;

•	employee satisfaction; or

•	any other similar performance criteria.

Prior to the grant of an award, the administrator will determine whether or not it will appropriately adjust any evaluation of performance under the applicable performance criteria with respect to an award to exclude any of the following events that occur during a performance period:

•	asset write-downs;

•	litigation or claim judgments or settlements;

•	the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results;

•	accruals for reorganizations and restructuring programs; and

•	any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 (as amended by Statement of Financial Accounting Standards No. 144) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

Change of Control of the Company.    The administrator has the discretion to provide, either at the time an award is granted or thereafter, that a change of control of the Company will have such effect as specified by the administrator, or no effect.

Deferral.    The administrator has the discretion to provide that payment of awards granted under the 2005 Plan may be deferred by the recipient to the extent permitted under the Company’s 2005 Deferred Compensation Plan.

Termination.    The 2005 Plan will terminate in 2015 unless the Board of Directors terminates it sooner.

Federal Income Tax Treatment

The following is a brief description of the federal income tax treatment that will generally apply to awards made under the 2005 Plan, based on federal income tax laws currently in effect. The exact federal income tax treatment of awards will depend on the specific nature of any such award and the individual tax attributes of the award recipient. This summary is not intended to be a complete analysis and discussion of the federal income tax treatment of the 2005 Plan, and does not discuss gift or estate taxes or the income tax laws of any municipality, state or foreign country.

Incentive Stock Options.    Options granted under the 2005 Plan may qualify as Incentive Stock Options within the meaning of Code Section 422. If an optionee exercises an Incentive Stock Option in accordance with its terms and does not dispose of the shares acquired within two years from the date of the grant of the Incentive Stock Option or within one year from the date of exercise (the “Required Holding Periods”), an optionee generally will not recognize ordinary income and the Company will not be entitled to any deduction, on either the grant or the exercise of the Incentive Stock Option. An optionee’s basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided an optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, an optionee’s gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of an optionee’s gain or loss will be the difference between the amount realized on the disposition of the shares and the optionee’s basis in the shares. The gain or loss will be long-term capital gain or loss if the shares are held for at least one year after exercise of the option; otherwise, it will be short-term.

If, however, an optionee disposes of the acquired shares at any time prior to the expiration of the Required Holding Periods, then (subject to certain exceptions), the optionee will recognize ordinary income at the time of such disposition which will equal the excess, if any, of the lesser of (1) the amount realized on such disposition or (2) the fair market value of the shares on the date of exercise, over the optionee’s basis in the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by an optionee. Any gain in excess of such ordinary income amount will be a short-term or long-term capital gain, depending on the optionee’s holding period. If an optionee disposes of such shares for less than the optionee’s basis in the shares, the difference between the amount realized and the optionee’s basis will be short-term or long-term capital loss, depending upon the holding period of the shares.

Nonqualified Stock Options.    In general, there are no tax consequences to the optionee or to the Company on the grant of a Nonqualified Stock Option. On exercise, however, the optionee generally will recognize ordinary income equal to the excess of the fair market value of the shares as of the exercise date over the purchase price paid for such shares, and the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. Provided the shares received under a Nonqualified Stock Option are held as a capital asset, upon the subsequent disposition of the shares the optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and his or her basis for the shares. The basis will be equal to the sum of the price paid for the shares and the amount of income realized upon exercise of the option. Any capital gain or loss to the optionee will be characterized as long-term or short-term, depending upon the holding period of the shares.

Incentive Stock.    Unless the recipient makes an election under Section 83(b) of the Code (an “83(b) Election”) within 30 days after the receipt of incentive stock, the recipient is not taxed and the Company is not entitled to a deduction until the restrictions lapse, and at that time the recipient will recognize ordinary income equal to the difference between the then fair market value of the common stock and the amount, if any, paid by the recipient for the common stock, and the recipient’s tax basis in the common stock will be equal to the then fair market value of the common stock. If the recipient makes a timely 83(b) Election, the recipient will recognize ordinary income at the time of the election equal to the difference between the fair market value of the incentive stock on the date of grant and the amount, if any, paid by the recipient for the common stock, and the recipient’s tax basis in the common stock will equal the fair market value of the common stock on the grant date. Any subsequent sale of the common stock by the recipient generally will, depending upon the length of the holding period beginning just after the date the restrictions on the common stock lapse or where an 83(b) Election is made just after the grant date, be treated as long or short term capital gain or loss equal to the difference between the sale price and the recipient’s tax basis. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the recipient.

Other Awards.    In addition to the types of awards described above, the 2005 Plan authorizes certain other awards that may include payments in cash, common stock of the Company, or a combination of cash and common stock. The tax consequences of such awards will depend upon the specific terms of such awards. Generally, however, a participant who receives an award payable in cash will recognize ordinary income with respect to such award at the earliest time at which the participant has an unrestricted right to receive the amount of the cash payment, and the Company will be entitled to a corresponding deduction. In general, the sale or grant of stock to a participant under the 2005 Plan will be a taxable event at the time of the sale or grant if such stock at that time is not subject to a substantial risk of forfeiture or is transferable within the meaning of Code Section 83 in the hands of the participant. (For such purposes, stock is ordinarily considered to be transferable if it can be transferred to another person who takes the stock free of any substantial risk of forfeiture.) In such case, the participant will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of such stock on the date of the sale or grant over the amount, if any, paid for such stock. Stock that at the time of receipt by a participant is subject to a substantial risk of forfeiture and that is not transferable within the meaning of Code Section 83 generally will be taxed under the rules applicable to incentive stock as described above.

Miscellaneous Tax Issues.    The terms of awards granted under the 2005 Plan may provide for accelerated vesting or payment of an award in connection with a change of control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Code. Pursuant to these provisions, a participant will be subject to a 20% excise tax on any “excess parachute payments” and the Company will be denied any deduction with respect to such payment.

In general, Code Section 162(m) imposes a $1,000,000 limit on the amount of compensation that may be deducted by the Company in any tax year with respect to the Company’s named executive officers, including any compensation relating to an award granted under the 2005 Plan. Compensation that is considered to be performance-based will not have to be taken into account for purposes of the $1,000,000 limitation, and accordingly, should be deductible by the Company without limitation under Code Section 162(m). Options and other awards granted under the 2005 Plan may, at the administrator’s discretion, be intended to be performance-based compensation that qualifies for the exception from the $1,000,000 limit.

The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the Plan. Whether or not such withholding is required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an employee) attributable to transactions involving awards.

Accounting Treatment

Stock option grants or stock issuances made to employees or directors under the 2005 Plan before July 1, 2005 will be analyzed under the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”) and analyzed under the fair value recognition provisions of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), on and after July 1, 2005. Under the fair value recognition provisions of SFAS 123 and SFAS 123R, total compensation expense related to such stock options or stock issuances will be determined using the fair value of the stock options or stock issuances on the date of grant. Total compensation expense is recognized on a straight-line basis over the vesting period of the applicable stock option or stock grant.

New Plan Benefits

Participation in the 2005 Plan is in the discretion of the administrator. Accordingly, future participation by executive officers, other employees and directors under the 2005 Plan is not determinable. In addition, the benefits under the 2005 Plan that would have been received by or allocated to such persons for the last completed fiscal year had it been in effect cannot be determined.

The 2005 Plan is not exclusive and does not limit the authority of the Board or the administrator to adopt such other incentive arrangements as they may deem desirable.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2004 with respect to the shares of common stock that may be issued under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities listed in column (a)) (c)
Equity compensation plans approved by stockholders(1)	2,636,302	$24.59	510,730
Equity compensation plans not approved by stockholders(2)	72,233	$16.50	154,610
Total	2,708,535	$24.37	665,340

(1)	Consists of the 1991 Employee Stock Incentive Plan, the 1997 Stock Incentive Plan and the 2000 Plan. The 1991 Employee Stock Incentive Plan is terminated, and, thus, no additional awards will be made under such plan Under the 2000 Plan, 510,730 shares are available for award as Incentive Stock Awards, including restricted stock.

(2)	Consists of awards under our 2001 Non-Executive Officer Stock Incentive Plan, approved by our Board of Directors on April 24, 2001. This plan is administered by the Compensation Committee of the Board of Directors and provides the committee discretion to award options, incentive bonuses or incentive stock to employees of the Company and its subsidiaries, other than executive officers. The committee is also authorized to amend, alter or discontinue this plan, except to the extent that it would impair the rights of a participant. Generally, each option granted under this plan will be exercisable no earlier than one year from the date of grant, at an exercise price per share equal to or greater than the fair market value of common stock on the date of grant. In addition, options may not be repriced without the prior approval of the Company’s stockholders. Incentive bonus and incentive stock awards granted under this plan will be subject to performance criteria or other conditions designated by the committee at the time of grant. Under the 2001 Plan, 154,610 shares are available for award as Incentive Stock Awards, including restricted stock.

Board Recommendation

The Board of Directors believes that it is in the best interests of the Company and its stockholders to approve the 2005 Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2005 STOCK INCENTIVE PLAN. Assuming the presence of a quorum at the Annual Meeting, under Delaware law, the affirmative vote of the holders of a majority of the shares represented and entitled to vote on the proposal is necessary for its approval. As a result, abstentions will be treated as votes against the amendment to the 2005 Plan, whereas broker non-votes will have no effect on the outcome of the vote. Unless instructed otherwise in the proxy, the persons named on the accompanying form of proxy will vote all proxies in favor of the 2005 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 11, 2005 (except as noted otherwise) regarding ownership of the Company’s shares of common stock by (1) each director of the Company and each executive officer of the Company named in the Summary Compensation Table, (2) all directors and executive officers of the Company as a group, and (3) each person known by the Company to be the beneficial owner of more than 5% of the Company’s common stock. This table is based on information supplied to the Company by the executive officers, directors and principal stockholders and on Schedule 13Gs filed with the Securities and Exchange Commission.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Outstanding Shares **
Directors and Executive Officers
Stephen J. Scarborough	1,019,000	3.01%
Michael C. Cortney	449,140	1.32%
Andrew H. Parnes	162,375	*
Scott D. Stowell	98,564	*
Kathleen R. Wade	17,365	*
Douglas C. Krah	30,032	*
Dr. James L. Doti	22,000	*
Ronald R. Foell	205,124	*
Douglas C. Jacobs	22,000	*
Frank O’Bryan	5,000	*
Larry D. McNabb	22,000	*
Jeffrey V. Peterson	18,000	*
Directors and Executive Officers as a Group (15 persons)	2,183,045	6.44%
5% Beneficial Owners
Earnest Partners, LLC(3)	1,971,851	5.82%
Friess Associates, LLC(4)	1,751,889	5.17%
Wellington Management Company, LLP(5)	2,899,350	8.55%

*	Less than one percent.

**	Applicable percentage of ownership is based on 33,901,766 shares of the Company’s common stock outstanding as of March 11, 2005.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise noted, and subject to applicable community property laws, each individual has sole voting and investment power with respect to the shares indicated. Shares of common stock subject to options currently exercisable or exercisable within 60 days after March 11, 2005, are deemed outstanding for computing the share amount and the percentage ownership of the person holding such stock options, but are not deemed outstanding for computing the percentage of any other person.

(2)	The total number of shares listed in the “Amount and Nature of Beneficial Ownership” column for each named executive officer and director includes the following number of shares subject to options held by such named executive officer or director which are exercisable within 60 days after March 11, 2005: Mr. Scarborough 764,334, Mr. Cortney 325,670, Mr. Parnes 125,500, Mr. Stowell 74,699, Ms. Wade 5,500, Mr. Krah 13,167, Dr. Doti 13,000, Mr. Foell 24,000, Mr. Jacobs 22,000, Mr. McNabb 20,000, Mr. Peterson 18,000 and all directors and executive officers as a group 1,495,205.

(3)	Earnest Partners, LLC beneficially owns 1,971,851 shares of common stock of the Company, 990,400 of which it has sole voting power and 1,971,851 shares with respect to which it has sole dispositive power. The address of Earnest Partners, LLC is 75 Fourteenth Street, Suite 2300, Atlanta, Georgia 30309. This information is based on a Schedule 13G filed by Earnest Partners, LLC with the Securities and Exchange Commission on February 14, 2005.

(4)	Friess Associates, LLC possesses sole voting and investment power over the securities. The address of Friess Associates, LLC is 115 E. Snow King, Jackson Hole, Wyoming 83001. This information is based on a Schedule 13G filed by Friess Associates, LLC with the Securities and Exchange Commission on February 14, 2005.

(5)	Wellington Company Management Company, LLP beneficially owns 2,899,350 shares of common stock of the Company, 2,376,250 shares with respect to which it has shared voting power, and 2,889,050 shares with respect to which it has shared dispositive power. The address of Wellington Company Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. This information is based on a Schedule 13G filed by Wellington Company Management Company, LLP with the Securities and Exchange Commission on February 14, 2005.

BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND CORPORATE GOVERNANCE

Committees of the Board of Directors

During fiscal year 2004, the Board of Directors had standing Audit, Compensation, Nominating and Corporate Governance, and Executive Committees. The current membership of each committee is as follows, with the chairman of the committee listed first.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Executive Committee
Douglas C. Jacobs	Larry D. McNabb	Jeffrey V. Peterson	Stephen J. Scarborough
Ronald R. Foell	Jeffrey V. Peterson	Dr. James L. Doti	Michael C. Cortney
Larry D. McNabb	Frank E. O’Bryan	Douglas C. Jacobs	Ronald R. Foell

Audit Committee:  The Audit Committee, which held nine meetings during 2004, represents the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries. Under the Audit Committee’s charter, the Committee is required to meet at least four times per year or more frequently as circumstances dictate. The Committee has general responsibility for:

•	overseeing the internal controls and accounting and audit activities of the Company and its subsidiaries;

•	discussing the general types of information to be disclosed and presentation of earnings press releases;

•	reviewing and updating the written Audit Committee charter at least annually;

•	reviewing prior to filing the Company’s annual financial statements and Annual Report on Form 10-K with management and the Company’s independent auditors;

•	reviewing prior to filing with management and the Company’s independent auditors the Company’s quarterly financial statements and Quarterly Reports on Form 10-Q;

•	appointing the Company’s independent auditors;

•	pre-approving all audit engagement fees and terms and all non-audit engagements with the Company’s independent auditors;

•	reviewing the independence and effectiveness of the Company’s independent auditors, and their significant relationships with the Company;

•	approving the hiring by the Company of any current employee of the Company’s independent auditors or any former employee employed by the independent auditors within the prior one-year period;

•	approving major changes to the Company’s internal auditing and accounting principles and practices;

•	overseeing the integrity of the Company’s financial reporting processes and the fullness and accuracy of the Company’s financial statements;

•	establishing, reviewing and updating a Code of Ethical Conduct and ensuring that management has established a system to enforce this Code;

•	reviewing the Company’s guidelines and policies with respect to risk assessment and risk management;

•	reviewing legal compliance matters; and

•	performing any other actions that the Board of Directors deems appropriate.

The Audit Committee has been established in accordance with SEC rules and regulations, and all the members of the Audit Committee are independent directors as independence for audit committee members is defined in the New York Stock Exchange listing standards. In addition, the Board has determined that Douglas C. Jacobs qualifies as an “audit committee financial expert” within the meaning of the SEC rules and regulations.

Compensation Committee:  The Compensation Committee, which held six meetings during 2004, represents the Board in discharging its responsibilities relating to the oversight of compensation paid to Company employees, directors and executives. All of the members of the Committee are independent directors as defined under the New York Stock Exchange listing standards. Under the Compensation Committee’s charter, the Committee is required to meet at least four times per year or more frequently as circumstances dictate. The Committee has general responsibility for:

•	reviewing and recommending compensation levels of members of the Board and of persons designated as executive officers by the Board;

•	reviewing and recommending stock incentive grants and other related matters pertaining to the executive officers;

•	administration of the Company’s Management Incentive Bonus Plan and stock incentive plans (including the selection of employees to receive awards and the determination of the terms and conditions of such awards);

•	annually reviewing and appraising the performance of the Company’s Chief Executive Officer; and

•	making recommendations to the Board of Directors on management succession relating to the selection of the Chief Executive Officer and other executive officer positions.

Nominating and Corporate Governance Committee:  The Nominating and Corporate Governance Committee held four meetings during 2004. All of the members of the Committee are independent directors as defined under the New York Stock Exchange listing standards. The Committee’s charter requires that the Committee meet at least once per year, or more frequently as circumstances dictate, and that it will have general responsibility for:

•	reviewing and recommending candidates to fill vacancies on the Board of Directors;

•	recommending the slate of directors to be nominated by the Board of Directors for election by the stockholders at the annual meetings of stockholders;

•	recommending to the Board of Directors the composition of board committees;

•	developing and implementing the Company’s Corporate Governance Principles;

•	monitoring a process to assess Board of Director’s effectiveness; and

•	considering properly submitted stockholder proposals that nominate candidates for membership on the Board of Directors.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying nominees for director, including considering potential director candidates who come to the Committee’s attention through current officers, directors, professional search firms, stockholders or other persons.

Once a potential nominee has been identified, the Committee evaluates whether the nominee has the appropriate skills and characteristics required to become a director in light of the then current make-up of the Board of Directors. This assessment includes an evaluation of the nominees’ judgment and skills, such as depth of understanding of the Company’s industry, financial sophistication, leadership, and objectivity, all in the context of the perceived needs of the Board of Directors at that point in time. In addition to the foregoing, the Company’s Corporate Governance Guidelines provide that each member of the Board of Directors should have the following minimum characteristics:

•	the highest character and integrity;

•	an ability and desire to make independent and thoughtful analytical inquiries;

•	meaningful experience at a strategy/policy setting level;

•	outstanding ability to work well with others;

•	sufficient time available to carry out the significant responsibilities of a member of the Board; and

•	freedom from any conflict of interest (other than employment by the Company of an inside director) that would interfere with his or her independent judgment and proper performance of responsibilities as a member of the Board.

If a stockholder believes that he or she has identified an appropriate candidate willing to serve on the Company’s Board of Directors, that stockholder should submit the nomination for consideration to the Nominating and Corporate Governance Committee in accordance with the Company’s bylaws. The Nominating and Corporate Governance Committee will review properly submitted stockholder nominations in the same manner as it evaluates all other nominees.

The Company’s bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to the Company’s Corporate Secretary at the Company’s principal executive offices not later than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Each notice must set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a director of the Company if so elected.

Executive Committee:  The Executive Committee, which held no meetings during 2004 but acted regularly by written consent, represents the Board in discharging all of its responsibilities between meetings of the Board of Directors, and may generally exercise all of the powers of the Board, except those powers expressly reserved by applicable law to the Board, in the management and direction of the business and conduct of the affairs of the Company, subject to any specific directions given by the Board.

Board of Directors Meetings, Compensation and Attendance

During 2004, the Company’s Board of Directors held five meetings in addition to the committee meetings discussed above. Each of the directors attended 100% of the total number of meetings of the Board of Directors and committees on which he served. In addition, the Company’s non-management directors held two regularly scheduled meetings without the presence of management (executive sessions).

Non-management directors of the Company receive an annual fee of $25,000 (increased to $35,000 for 2005) payable in quarterly installments and receive $1,500 for each Board meeting and annual stockholders meeting attended. In addition, each non-management director who is a member of a committee of the Board of Directors receives $1,500 for each committee meeting attended or $2,000 if the director is the chairman of a committee. In addition, the Chairman of our Audit Committee receives an annual stipend of $5,000 (increased to $10,000 for 2005).

In April 2004, each non-management director received a grant of options to purchase 4,000 shares of common stock of the Company. Each option vests one year after the date of grant and is exercisable at the fair market value of the common stock on the date of grant.

Beginning in 2005, each non-management director will receive, in lieu of stock options, an annual grant of 1,500 shares of restricted company common stock on the date of the Company’s annual meeting of stockholders.

Newly elected or appointed non-management directors will receive 2,500 shares of restricted stock upon joining our Board of Directors. The restricted stock will vest 100% on the date of the Company’s first annual meeting of stockholders following the date of grant.

Directors are encouraged to attend annual meetings of the Company’s shareholders. The 2004 annual meeting of shareholders was attended by all of our incumbent directors.

Director Stock Ownership Guidelines

The Board of Directors has adopted Director Stock Ownership Guidelines for the purpose of further aligning the interests and actions of the Company’s directors with the interests of the Company’s stakeholders. Under the guidelines, each member of the Company’s Board of Directors is encouraged to own shares of common stock with a value of not less than five times the director annual cash retainer. The guidelines were adopted effective January 1, 2005 and contemplate a three year phase-in period to reach the targeted ownership levels. The Director Stock Ownership Guidelines are accessible via the Company’s website at www.standardpacifichomes.com through the “Investor Relations” link under the heading, “Corporate Governance.”

Lead Independent Director

The Company’s Corporate Governance Guidelines provide that the Chairman of the Board of Directors will serve as the Lead Independent Director; provided, however, that if the Chairman of the Board of Directors is not independent, the Chairman of the Nominating and Corporate Governance Committee will serve as the Lead Independent Director. Our current Chairman of the Board, Stephen J. Scarborough, is also our Chief Executive Officer which means that he is not independent. Therefore, Jeffrey V. Peterson, Chairman of the Company’s Nominating and Corporate Governance Committee, is our Lead Independent Director. Our Lead Independent Director is the presiding director at all executive sessions of the non-management directors.

Communications with the Board

Stockholders may communicate with the Company’s Board of Directors, including its Lead Independent Director, by sending written communications to the attention of the Corporate Secretary at the Company’s principal executive offices listed on page 33 of this proxy statement. All stockholder communications received by the Company are compiled by the Corporate Secretary and forwarded to the Lead Independent Director, Committee Chairman, or other Board member as appropriate.

Corporate Governance Guidelines and Director Independence

In 2003, the Board of Directors adopted Corporate Governance Guidelines to address significant corporate governance issues. These guidelines provide a framework for the Company’s corporate governance initiatives and cover topics including, director independence, selection and composition of the Board of Directors and its committees, director compensation and performance of the Board of Directors. The Nominating and Corporate Governance Committee is responsible for, among other matters, overseeing and reviewing the guidelines and reporting and recommending to the Board of Directors any changes thereto.

The Corporate Governance Guidelines provide that a majority of the members of the Company’s Board of Directors must meet the criteria for independence as required by NYSE listing standards. As set forth in the guidelines, a director will be independent only if the Board of Directors determines, after consideration of all relevant facts and circumstances, that such director is a person who is free from any relationship that would interfere with the exercise of independent judgment as a member of the Board of Directors. In making that determination, the Board of Directors has adopted the categorical standards relating to director independence set forth in Section 303A.02(b) of the NYSE listing standards.

The Board determined that each of its members, except for Stephen J. Scarborough, Michael C. Cortney and Andrew H. Parnes, meet the aforementioned independence standards. Stephen J. Scarborough, Michael C. Cortney and Andrew H. Parnes do not meet the aforementioned independence standards because of their current positions as executive officers and employees of the Company.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of the Company’s employees, including its senior financial and executive officers, as well as the Company’s directors. The Company will disclose any material waivers of, or amendments to, any provision of the Code of Business Conduct and Ethics that applies to the Company’s directors and senior financial and executive officers on its website, www.standardpacifichomes.com.

In addition, the Company has adopted a whistleblower procedure pursuant to which employees have access to our Board of Directors and senior management to raise concerns about unethical business practices and other Company related concerns in confidence.

Access to Corporate Governance Documentation and Other Information Available on Our Website

The Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and the charters for each of the Audit, Compensation, Nominating and Corporate Governance, and Executive Committees are accessible via the Company’s website at www.standardpacifichomes.com through the “Investor Relations” link under the heading, “Corporate Governance.” In addition, the procedures for stockholders to communicate with the Board of Directors is also set forth on our website through the “Investor Relations” link. You may also request a copy of any of the foregoing documents, at no cost to you, by writing or calling the Corporate Secretary at the Company’s principal executive offices. The address and telephone number of the Company’s principal executive offices are listed on page 33 of this proxy statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee for the 2004 calendar year consisted of the following members of the Board of Directors: Larry D. McNabb (Chairman), Jeffrey V. Peterson and Frank E. O’Bryan. There are no compensation committee interlocks between the Company and other entities involving the Company’s executive officers and directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the total compensation of the Company’s named executive officers for 2004, as well as the total compensation paid to each such individual for the two previous years.

	Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus(A) ($)	Other Annual Compensation	Securities Underlying Options(#)	Restricted Stock Awards (B)($)	All Other Compensation (C)($)
Stephen J. Scarborough Chairman of the Board and Chief Executive Officer	2004 2003 2002	956,000 803,600 724,200	11,533,857 7,539,712 4,380,309	9,338 — —	30,000 40,000 95,000	5,407,500 — —	5,910 5,408 5,336

Michael C. Cortney President	2004 2003 2002	756,000 606,000 556,000	7,689,231 5,026,474 2,920,206	9,338 — —	20,000 30,000 76,000	3,090,000 — —	5,910 5,408 5,336

Douglas C. Krah(D) President, Northern California Region	2004	271,000	1,500,000	9,338	7,500	1,419,600	5,910

Scott D. Stowell President, Southern California Region	2004 2003 2002	291,000 256,000 222,000	3,750,000 2,500,000 1,816,083	9,338 — —	7,500 9,000 30,000	1,419,600 — —	5,910 5,270 2,213

Kathleen R. Wade(E) President, Southwest Region	2004 2003	291,000 256,000	1,500,000 1,000,000	9,338 —	7,500 9,000	1,081,500 —	5,910 5,414

(A)	Bonuses represent amounts earned for the indicated year, although such amounts may be paid in the subsequent year or otherwise deferred pursuant to the Company’s Deferred Compensation Plan.

(B)	Includes 70,000, 40,000, 14,000, 14,000 and 14,000 shares of restricted Company common stock issued on February 16, 2005 to each of Messrs. Scarborough, Cortney, Krah, Stowell, and Ms. Wade, respectively, in accordance with the terms of the Company’s Performance Share Award Program, based on the return on equity achieved by the Company for the 2004 calendar year. One-third of such shares vested upon issuance with an additional one-third of such shares vesting on each of the first two anniversaries of the issue date. Each of the named executive officers is entitled to vote and receive dividends with respect to the restricted shares owned by him or her.

(C)	Includes the Company contributions to the Company’s 401(k) retirement plan which amounted to $5,000 per year for each named executive officer. The balance of this amount for each named executive officer, after deducting the Company’s 401(k) contributions, represents premiums on life, long term disability, and travel & accident insurance coverages paid by the Company.

(D)	Information for Mr. Krah is provided for fiscal year 2004, the year in which Mr. Krah first became an executive officer of the Company.

(E)	Information for Ms. Wade is provided for fiscal years 2004 and 2003, as Ms. Wade first became an executive officer of the Company in fiscal year 2003.

OPTION GRANTS IN LAST FISCAL YEAR

The following table summarizes option grants to the Company’s named executive officers for fiscal year 2004 and the potential realizable value at certain assumed rates of stock price appreciation for the option term. These assumed rates are in accordance with the rules of the Securities and Exchange Commission and do not represent the Company’s estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Company’s common stock.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(A)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)(B)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(C)
					5%($)	10%($)
Stephen J. Scarborough	30,000	7.2%	55.17	4/27/14	$1,040,883	$2,637,803
Michael C. Cortney	20,000	4.8%	55.17	4/27/14	$693,922	$1,758,535
Scott D. Stowell	7,500	1.8%	55.17	4/27/14	$260,221	$659,451
Kathleen R. Wade	7,500	1.8%	55.17	4/27/14	$260,221	$659,451
Douglas C. Krah	7,500	1.8%	55.17	4/27/14	$260,221	$659,451

(A)	The options listed above following each executive officer’s name vest and become exercisable in increments of 33 1/3% per year with the first tranche vesting on April 27, 2005. All options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. All of the options were granted under the Company’s 2000 Stock Incentive Plan. Under the terms of the Company’s 2000 Stock Incentive Plan, the Compensation Committee retains discretion, subject to plan limits, to modify certain of the terms of outstanding options, except that the Compensation Committee may not re-price options.

(B)	The exercise price for each option granted was the closing market price for the Company’s common stock on the date of grant. The exercise price may be paid in cash or by delivery of already owned shares of the Company’s common stock or, with the consent of the Compensation Committee, by offset of the underlying shares.

(C)	Potential gains are net of the option exercise price, but before taxes associated with exercise.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTIONS OUTSTANDING

The following table shows option exercises of the named executive officers during 2004 and the number of unexercised options held by the named executive officers which were exercisable and unexercisable at December 31, 2004.

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at December 31, 2004(#)		Value of Unexercised In-the-Money Options at December 31, 2004($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen J. Scarborough	40,000	1,352,031	737,668	88,332	37,842,384	2,400,619
Michael C. Cortney	9,000	512,505	305,670	66,330	14,467,726	1,874,304
Scott D. Stowell	83,001	3,309,701	67,199	23,500	2,988,001	666,355
Kathleen R. Wade	25,000	1,105,359	33,000	23,500	1,329,240	666,355
Douglas C. Krah	19,000	674,198	5,667	19,833	219,787	542,258

(1)	On December 31, 2004, the closing price of the Company’s common stock was $64.14 per share.

Employment Agreements

The officers of the Company are elected annually and serve at the discretion of the Board of Directors. None of the named executive officers of the Company is a party to an employment contract.

Change in Control Agreements

Each of the Company’s executive officers is party to an agreement with the Company providing for payment of severance benefits to the executive officer in the event of termination of his or her employment in connection with a change of control of the Company. The severance benefits are payable if the Company terminates the employment of the executive officer without cause or the executive officer voluntarily terminates his or her employment for good reason (generally consisting of adverse changes in responsibilities, compensation, benefits or location of work place) within two years after a change of control or prior to and in connection with, or in anticipation of, such a change.

The severance benefits generally consist of (1) a lump sum payment equal to two times the executive officer’s annual base salary and two times his or her average annual bonus and incentive compensation determined over the three prior years; and (2) continuation for two years of the Company life, health and disability insurance (without an exclusion for pre-existing conditions), car allowance and any cash-in-lieu payments. The benefits will be increased to the extent the executive officer has to pay taxes associated with “excess parachute payments” under the Internal Revenue Code, such that the net amount received by the executive officer is equal to the total payments he or she would have received had the tax not been incurred. As Chief Executive Officer, Mr. Scarborough’s agreement provides for payments equal to three times his base salary and average annual bonus, and the continuation of benefits for three years.

In addition, each of the Company’s executive officers has been granted stock options, restricted stock, and performance awards pursuant to the terms of the Company’s 2000 Stock Incentive Plan, all of which vest upon a change of control of the Company. Also, each change in control agreement described above provides that the vesting of all options granted to a named executive officer by the Company shall accelerate in connection with a change in control.

CERTAIN TRANSACTIONS

In 2004, Andrew H. Parnes, the Company’s Executive Vice President and Chief Financial Officer, purchased a new home from the Company. The purchase price for the home was $400,277, which was the market price that a person unaffiliated with the Company would pay for the home, less discounts that are available to all Company employees.

Jennifer Scarborough, daughter of our Chairman and Chief Executive Officer, Stephen J. Scarborough, is an employee of the Company, serving as an Assistant Project Manager in the Company’s Orange County Division. Ms. Scarborough received compensation in the amount of $67,700 for services rendered during 2004. In 2004, Ms. Scarborough purchased a new home from the Company. The purchase price for the home was $586,144, which was the market price that a person unaffiliated with the Company would pay for the home, less discounts that are available to all Company employees. In connection with the financing of the purchase of this home, the Company’s mortgage subsidiary, Family Lending Services, Inc., originated Ms. Scarborough’s mortgage.

Nicole and Dan Davis, daughter and son-in-law of the President of our Southern California Region, Scott Stowell, purchased a new home from the Company. The purchase price for the home was $546,000, which was the market price that a person unaffiliated with the Company would pay for the home. In connection with the financing of the purchase of this home, the Company’s mortgage subsidiary, Family Lending Services, Inc., originated Mr. & Mrs. Davis’ mortgage.

The following reports of the Compensation Committee and Audit Committee and the stock performance graph that appears immediately after such reports shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

REPORT OF THE COMPENSATION COMMITTEE

The members of the Compensation Committee are responsible for, among other things, (1) establishing the Company’s compensation philosophy, objectives and policies, (2) reviewing and approving compensation and benefit levels of persons designated as executive officers by the Board of Directors, including reviewing and approving equity based compensation awards and other related compensation matters pertaining to the executive officers, (3) annually appraising the performance of the Chief Executive Officer and providing developmental feedback to the Chief Executive Officer and, when appropriate, to the other executive officers of the Company and (4) administering the Company’s compensation plans, including its stock incentive plans. Each of the members of the Compensation Committee is an independent director as determined by the Board of Directors based on the New York Stock Exchange listing rules. The Company’s Corporate Governance Guidelines are published on the Investor Relations—Corporate Governance section of the Company’s website at www.standardpacifichomes.com.

Overall Executive Compensation Philosophy

The compensation philosophy of the Company is that a substantial portion of the annual compensation of each executive officer should be based upon the performance of the Company and a subjective evaluation of the contribution to that performance made by each executive officer. The Compensation Committee further believes that the level of executive compensation should be such that it attracts and retains key employees and provides incentives to such employees to assist the Company in achieving strategic and financial goals which should ultimately enhance the value of the Company’s stock. Consistent with this philosophy, the Compensation Committee believes that:

•	The Company’s executives should receive a base salary that is generally competitive with those paid by other publicly held homebuilding companies with consideration given to the executives’ experience, duties and responsibilities;

•	Annual cash incentive opportunities should represent a significant portion of total compensation for executives and should provide for variations in operating and individual performance; and

•	Stock incentives should include executive ownership of our equity, which provides for meaningful downside risk and upside potential, as well as ownership of stock options, in order to link executives’ rewards directly with stockholders’ risks and opportunities.

Compensation Elements for Executive Officers

The basic elements of the Company’s executive compensation approach are as follows:

Base Salary and Bonus.    Base salary is paid for ongoing performance throughout the year and is set for each executive based on the criteria described above. Cash bonuses are generally paid in February or March for the prior year’s performance. In the case of executives responsible for overseeing the Company’s overall or regional operations, the cash bonuses are designed to provide a direct link to the financial results of those operations. Under the Company’s Management Incentive Bonus Plan (the “Bonus Plan”), Mr. Scarborough, the Company’s Chairman of the Board and Chief Executive Officer, is paid a cash incentive bonus equal to 2.25% of the consolidated pretax operating income of the Company. Mr. Cortney, the Company’s President, is paid a cash incentive bonus equal to 1.5% of the consolidated pretax operating income of the Company. The Company’s Regional Presidents, Messrs. Dickson, Krah and Stowell and Ms. Wade, are paid a cash incentive bonus generally based on the pretax operating results of their respective regions. The bonuses paid to our Regional Presidents are subject to a threshold required minimum level of pretax operating income before any bonus can be earned as well as a cap on the maximum bonus that may be earned.

Performance Share Awards.    In January 2004, the Compensation Committee began a program of annual grants to executives of performance share awards. These awards are designed to incentivize management to meet or exceed targeted return on equity and to increase executive ownership of the Company’s common stock. Performance share awards entitle the participating executives to receive grants of shares of restricted stock based on the degree to which the Company’s return on average equity during the performance period, typically a calendar year, equals, exceeds or falls short of a targeted return on equity. No restricted shares are issued if a threshold return on average equity is not met and there is a cap on the maximum number of restricted shares that may be issued. The Compensation Committee also retains the authority to reduce the number of shares of restricted stock to be issued by up to 25% of the targeted award based on the committee’s subjective evaluation of the effectiveness of management during the performance period. The restricted shares issued under the program vest over a three year period from the issue date of the performance share awards. In addition, during this vesting period the restricted shares, including vested shares, are non-transferable, except to the extent sold to fund tax withholding obligations. The Compensation Committee believes that these vesting and non-transferability provisions result in significant long-term downside risk as well as upside potential to executives, further aligning their interests with the Company’s other stockholders.

Stock Options.    Historically, the Compensation Committee has granted stock options to executives from time to time to incentivize executives on a long-term basis and provide an important equity link to stockholders. The most recent grant of stock options to executives was made in April 2004. Options issued pursuant to that grant vest over a three year period and have a ten-year term. Under the Company’s stock incentive plans, subject to limited exceptions, the exercise price of stock options must equal or exceed 100% of the fair market value of the underlying shares on the date of grant and outstanding stock options may not be repriced, unless the repricing is approved by stockholders. The Compensation Committee has never issued options to executives at an exercise price of less than fair market value.

Executive Stock Ownership Guidelines.    The Board of Directors has adopted Executive Stock Ownership Guidelines for the purpose of further aligning the interests and actions of the executives with the interests of the Company’s stakeholders. Under the guidelines, each of the Chief Executive Officer and President is encouraged to own shares of common stock with a value of not less than five times such officers’ base salary. Each of the other executives of the Company is encouraged to own shares of common stock with a value of not less than three times such officer’s base salary. The guidelines were adopted effective January 1, 2005 and contemplate a three year phase-in period to reach the targeted ownership levels. The Executive Stock Ownership Guidelines are accessible via the Company’s website at www.standardpacifichomes.com through the “Investor Relations” link under the heading, “Corporate Governance.”

Deferred Compensation Plan.    The Company’s 2005 Deferred Compensation Plan (the “Plan”) provides executives and other eligible key employees the opportunity to defer compensation which would otherwise be paid to such individuals on a current basis. The amount of compensation deferred by each participant in the Plan is determined based on elections by the Plan participants, subject to individual limits established by the Compensation Committee. The Company does not make any matching contributions to the Plan. Deferred amounts are deposited in a “rabbi trust” and invested in individual participant life insurance contracts owned by and for the benefit of the Company. The Company may elect to discontinue the funding of the trust at any time. Participants elect deemed investments for their deferrals from a variety of benchmark funds. The return on the underlying benchmark fund determines the amount of earnings or losses that are credited or debited to the participant’s account. At present, the investment choices are the same funds offered by the Company in its 401(k) plan to employees generally. None of these investment choices offers a preferred return funded in whole or in part by the Company.

Compensation of Chief Executive Officer and President

Base Salary.    Messrs. Scarborough and Cortney earned base salaries of $950,000 and $750,000, respectively, for 2004. Based on the Compensation Committee’s review of compensation for similar positions within the homebuilding industry and subjective evaluation of the executives’ duties, responsibilities and performance, Mr. Scarborough’s base salary for 2005 remained set at $950,000 and Mr. Cortney’s base salary for 2005 remained set at $750,000.

Bonus Plan.    Under the Company’s bonus formula for Mr. Scarborough set forth in the Bonus Plan as in effect for 2004, Mr. Scarborough received a bonus equal to 2.25% of the consolidated pretax operating income of the Company as a whole. Pursuant to the formula, Mr. Scarborough earned a bonus of $11,533,857 for 2004. Under the Bonus Plan, there is no maximum bonus which may be earned by any of the executives covered by the Plan.

Under the Company’s bonus formula for Mr. Cortney set forth in the Bonus Plan as in effect for 2004, Mr. Cortney received a bonus equal to 1.5% of the consolidated pretax operating income of the Company as a whole. Pursuant to the formula, Mr. Cortney earned a bonus of $7,689,231 for 2004.

Following a review of Messrs. Scarborough and Cortney’s 2004 performance, their individual goals established for 2005, the Company’s 2005 business plan, and applicable comparative compensation data, the committee elected to use the same bonus formulas for each of them under the Bonus Plan as were used in 2004.

Long-Term Incentive Compensation.    In January 2004, Mr. Scarborough and Mr. Cortney were granted 60,000 and 35,000 performance share awards, respectively. Based on the 27.56% return on average equity achieved by the Company during 2004, which exceeded the targeted return under the awards, and the Compensation Committee’s subjective evaluation of management’s effectiveness, these awards resulted in the grant to Mr. Scarborough and Mr. Cortney of 70,000 and 40,000 shares of restricted stock, respectively. As discussed above, these shares of restricted stock vest over a three year period from the issue date of the performance share awards and are non-transferable during this period, except to the extent sold to fund tax withholding obligations.

In April 2004, Mr. Scarborough and Mr. Cortney were granted options to purchase 30,000 and 20,000 shares of common stock, respectively. These options were granted with an exercise price equal to the market price of the Company’s common stock on the date of grant and thus will generally only have value if the Company’s stock price rises. The options vest over a four year period and have a ten year term.

Tax Deductibility under Section 162(m)

Under Section 162(m) of the Internal Revenue Code, the Company may not deduct certain forms of compensation in excess of $1,000,000 paid to the Named Executive Officers that are employed by the Company at year-end. The Compensation Committee believes that it is generally in the Company’s best interests to comply with Code Section 162(m). Accordingly, the Compensation Committee has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and long-term performance awards. However, notwithstanding this general policy, the committee also believes that there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Code Section 162(m).

COMPENSATION COMMITTEE

Larry D. McNabb

Jeffrey V. Peterson

Frank E. O’Bryan

March 11, 2005

REPORT OF THE AUDIT COMMITTEE

To: The Board of Directors

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee also reviewed and discussed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2004 filed by the Company with the Securities and Exchange Commission.

AUDIT COMMITTEE

Douglas C. Jacobs

Ronald R. Foell

Larry D. McNabb

March 11, 2005

STOCK PRICE PERFORMANCE GRAPH

The following graph shows a five-year comparison of cumulative total returns to stockholders for the Company, as compared with the Standard & Poor’s 500 Composite Stock Index and the Dow Jones Industry Group—Home Construction Index. The graph assumes reinvestment of all dividends.

Comparison Of Five-Year Cumulative Total Stockholders’ Return

Among Standard Pacific Corp., The Standard & Poor’s 500 Composite Stock Index And

The Dow Jones Industry Group-Home Construction Index

The above graph is based upon common stock and index prices calculated as of year-end for each of the last five calendar years. The Company’s common stock closing price on December 31, 2004 was $64.14 per share. On March 11, 2005, the Company’s common stock closed at $74.60 per share. The stock price performance of the Company’s common stock depicted in the graph above represents past performance only and is not necessarily indicative of future performance.

INFORMATION CONCERNING AUDITORS

Ernst & Young was retained to audit the Company’s consolidated financial statements for 2004 and to provide various other services to the Company and its subsidiaries. In addition, as part of its annual process, the Audit Committee will consider and appoint the Company’s auditors for fiscal year 2005. Representatives of Ernst & Young will be present at the 2005 Annual Meeting and they will be given an opportunity to make a statement if they desire to do so and will be available to respond to any appropriate questions from stockholders.

Audit Fees and All Other Fees

The following table sets forth the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young for fiscal years ended December 31, 2004 and 2003.

	Fiscal Year Ended December 31,
	2004	2003
Audit Fees(1)	$1,044,396	$551,048
Audit-related Fees(2)	$10,839	$16,918
Tax Fees(3)	$—	$96,368
All Other Fees	—	—
Total(4)	$1,055,235	$664,334

(1)	Includes fees and expenses related to fiscal year audits and interim reviews of the Company and its financial services subsidiary, Family Lending Services, Inc., as well as services rendered in connection with public securities offerings. Fiscal 2004 also includes fees incurred in connection with auditing the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Includes fees and expenses for performing agreed upon procedures related to the calculation of executive officer bonus amounts for the Compensation Committee and, for 2003, consultations and meetings regarding Section 404 of the Sarbanes-Oxley Act of 2002.
(3)	Fees related primarily to tax planning and tax compliance services related to acquisitions.
(4)	None of the fees listed above were approved by the Audit Committee in reliance on a waiver from pre-approval under Rule 2-01(c)(7)(i)(C).

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided by the independent auditor. For audit services, each year the independent auditor provides the Committee with an engagement letter outlining the scope of the audit and review services proposed to be performed during the year and the cost for performing such services, which must be formally approved by the Committee before such services commence.

Each year, management submits to the Committee a list of audit-related and non-audit services with respect to which the independent auditor may be engaged. When assessing whether it is appropriate to engage the independent auditor to perform such services, the Committee considers, among other things, whether such services are consistent with the auditor’s independence. After making such a determination the Committee approves the proposed audit-related and non-audit services and an aggregate cap on fees associated with such services. In addition, management submits to the Committee a schedule providing detail of audit related and non-audit related services that were rendered by the independent auditor at each regularly scheduled meeting.

In order to expedite the handling of unexpected matters, the Committee has authorized its Chairman to approve audit and non-audit services that do not fall within the pre-approved list. If the Chairman approves such services, he reports the action taken to the Committee at its next regular meeting. All audit, audit-related and permissible non-audit services provided by the Company’s independent auditors to the Company for the fiscal year ended December 31, 2004 were approved or pre-approved in accordance with the foregoing policy. In addition, the Audit Committee considered the provision of the services listed in the table above by Ernst & Young and determined that the provision of such services was compatible with maintaining the independence of Ernst & Young.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

Any eligible stockholder of the Company wishing to have a proposal considered for inclusion in the Company’s 2006 proxy solicitation materials, including director nominations, must set forth such proposal in writing and file it with the Company’s Corporate Secretary on or before November 30, 2005. The Board will review new proposals from eligible stockholders if they are received by November 30, 2005 and will determine whether such proposals will be included in the Company’s 2006 proxy solicitation materials. A stockholder is eligible to present proposals to the Board of Directors if he or she is the record or beneficial owner of at least one percent or $2,000 in market value, of Company securities entitled to be voted at the 2006 Annual Meeting and has held such securities for at least one year, and he or she continues to own such securities through the date on which the meeting is held. Proposals must be submitted in accordance with the Company’s bylaws and comply with Securities and Exchange Commission regulations promulgated pursuant to Rule 14a-8 of the Exchange Act of 1934, as amended.

If a stockholder desires to have a proposal presented at the Company’s annual meeting of stockholders in 2006 and the proposal is not intended to be included in the Company’s related 2006 proxy solicitation materials, the stockholder must give advance notice to the Company in accordance with the Company’s bylaws. According to the bylaws of the Company, in order for a stockholder proposal to be properly brought before any meeting of stockholders, the stockholder must give notice of the proposal in writing to the Company’s Corporate Secretary at the Company’s principal executive offices not less than 90 days in advance of the meeting or, if later, the seventh day following the first public announcement of the date of the meeting. All stockholder proposals must include the information required by the Company’s bylaws. The address of the Company’s principal executive offices is as follows:

Corporate Secretary

Standard Pacific Corp.

15326 Alton Parkway

Irvine, California 92618-2338

Stockholders may contact the Company’s Corporate Secretary at the address set forth above for a copy of the bylaw provisions that set forth the requirements for making stockholder proposals and nominating director candidates.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, all of the reports required under Section 16(a) of the Securities Exchange Act of 1934, during or with respect to the fiscal year ended December 31, 2004, were filed on a timely basis.

FORM 10-K ANNUAL REPORT

Along with this proxy statement, the Company has provided each stockholder entitled to vote, a copy of its Annual Report to Stockholders and Annual Report on Form 10-K. The Company incorporates herein the information set forth in Item 10 of our Form 10-K relating to the executive officers of the Company. The Company will provide, without charge, an additional copy of its Annual Report on Form 10-K for the year ended December 31, 2004 (without the exhibits thereto) and/or a copy of the exhibits to its 2004 Form 10-K, upon the written or oral request of any stockholder or beneficial owner of its common stock. Requests should be directed to the following address:

Clay A. Halvorsen

Secretary

Standard Pacific Corp.

15326 Alton Parkway

Irvine, California 92618-2338

(949) 789-1600

OTHER MATTERS

At the time of the preparation of this proxy statement, the Board of Directors of the Company was not aware of any other matters which would be presented for action at the Annual Meeting. Should any other matters properly come before the meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.

By Order of the Board of Directors

Clay A. Halvorsen

Secretary

Irvine, California

March 30, 2005

Appendix A

2005 STOCK INCENTIVE PLAN

OF

STANDARD PACIFIC CORP.

SECTION 1.    PURPOSE OF PLAN

The purpose of this 2005 Stock Incentive Plan (this “Plan”), of Standard Pacific Corp., a Delaware corporation (the “Company”), is to enable the Company and its subsidiaries to attract, retain and motivate its directors, officers and other employees, and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company.

SECTION 2.    ADMINISTRATION OF PLAN

2.1    Composition of Committee.    This Plan shall be administered by a committee of the Board of Directors (the “Board”) consisting of two or more directors, each of whom is: (i) a “Non-Employee Director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such rule may be amended from time to time, and (ii) an “Outside Director” as defined in the regulations adopted under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as such Code provision is amended from time to time (the “Committee”), as appointed from time to time by the Board of Directors. The Board of Directors shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. The Board of Directors, in its discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof. Notwithstanding the foregoing, with respect to any Award (as defined in Section 5.1) that is not intended to satisfy the conditions of Rule 16b-3 under the Exchange Act or Section 162(m)(4)(C) of the Code, the Committee may appoint one or more separate committees (any such committee, a “Subcommittee”) composed of one or more directors of the Company (who may but need not be members of the Committee) and may delegate to any such Subcommittee(s) the authority to grant Awards under this Plan to Eligible Persons (as defined in Section 4), to determine all terms of such Awards, and/or to administer this Plan or any aspect of it. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of this Plan, and may grant authority to such persons to execute agreements or other documents evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

2.2    Powers of the Committee.    Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its discretion, in connection with the administration of this Plan, including, without limitation, the following:

(a)    to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term “fair market value” shall mean, as of any date, the closing price for a Share (as defined in Section 3.1) reported for that date by the New York Stock Exchange (or such other stock exchange or quotation system on which Shares are then listed or quoted) or, if no Shares are traded on the New York Stock Exchange (or such other stock exchange or quotation system) on the date in question, then the closing price for the next preceding date for which Shares are traded on the New York Stock Exchange (or such other stock exchange or quotation system); and (ii) the term “Company” shall mean the Company and its subsidiaries and affiliates, unless the context otherwise requires;

(b)    to determine which persons are Eligible Persons, to which of such Eligible Persons, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant Awards;

(c)    to determine the number of Shares subject to Awards and the exercise or purchase price of such Shares;

(d)    to establish and verify the extent of satisfaction of any performance goals applicable to Awards;

(e)    to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

(f)    to determine whether, and the extent to which, adjustments are required pursuant to Section 12;

(g)    to determine whether, and to what extent and under what circumstances amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant;

(h)    to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(h)    to make all other determinations deemed necessary or advisable for the administration of this Plan.

2.3    Determinations of the Committee.    All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Eligible Persons and Participants (as defined in Section 4). The Committee shall consider such factors as it deems relevant, in its sole discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

SECTION 3.    STOCK SUBJECT TO PLAN

3.1    Aggregate Limits.    The aggregate number of shares of the Company’s common stock, $.01 par value per share (“Shares”), issued pursuant to all Awards granted under this Plan shall not exceed 2,000,000; provided that no more than 33 1/3% of such Shares may be issued pursuant to all Incentive Stock Awards (as defined in Section 5.1) granted under this Plan. Such limits shall be subject to adjustment as provided in Section 12. The Shares issued pursuant to this Plan may be Shares that either were reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

3.2    Tax Code Limits.    The aggregate number of Shares subject to Options granted under this Plan during any calendar year to any one Eligible Person shall not exceed 300,000. No Eligible Person shall be eligible to receive in any one calendar year stock based Awards (including SARs (as defined in Section 5.1), Stock Units (as defined in Section 5.1) and Incentive Stock), other than Options, relating to more than 150,000 Shares. Notwithstanding anything to the contrary in this Plan, the foregoing Share limitations shall be subject to adjustment under Section 12 to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m). The maximum amount payable as an Incentive Bonus (as defined in Section 5.1) may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan for any fiscal year to any Participant that is intended to satisfy the requirements for “performance based compensation” under Code Section 162(m) shall not exceed $10,000,000. The foregoing limitations shall not apply to the extent that they are no longer required in order for compensation in connection with grants under this Plan to be treated as “performance-based compensation” under Code Section 162(m).

The aggregate fair market value (as of the date of grant) of Shares for which one or more Options granted by the Company to any one Eligible Person under this Plan, or any other plan of the Company, may for the first time become exercisable as ISOs during any one calendar year shall not exceed the maximum value permitted under Code Section 422, and the number of Shares that may be issued pursuant to the exercise of ISOs granted under this Plan shall not exceed 2,000,000, which number shall be calculated and adjusted pursuant to Section 3.3 and Section 12 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an ISO under Code Section 422.

3.3    Issuance of Shares.    For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award and shall not include Shares subject to Awards that have been canceled, expired or forfeited.

SECTION 4.    PERSONS ELIGIBLE UNDER PLAN

Any person who is an employee or prospective employee of the Company or of any of its subsidiaries or affiliates and any director of the Company shall be eligible to be considered for the grant of Awards hereunder (an “Eligible Person”). A “Participant” is any current or former Eligible Person to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 11.1.

SECTION 5.    PLAN AWARDS

5.1    Award Types.    The Committee, on behalf of the Company, is authorized under this Plan to enter into certain types of written arrangements with Eligible Persons and to confer certain benefits on them. The following arrangements or benefits are authorized under this Plan if their terms and conditions are not inconsistent with the provisions of this Plan. Such arrangements and benefits are sometimes referred to herein as “Awards.”

(a)    Options: An option is a right granted under Section 6 (an “Option”) to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or terms and conditions or other document evidencing the Award (the “Option Document”). Options intended to qualify as Incentive Stock Options (“ISOs”) pursuant to Code Section 422 and Options not intended to qualify as ISOs (“Nonqualified Options”) may be granted under Section 6.

(b)    Incentive Bonus: An incentive bonus is a bonus opportunity awarded under Section 7 (an “Incentive Bonus”) pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the agreement or other document evidencing the Award (the “Incentive Bonus Document”).

(c)    Incentive Stock: Incentive stock is an award or issuance of Shares made under Section 8 (“Incentive Stock”), the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other document evidencing the Award (the “Incentive Stock Document”).

(d)    Stock Appreciation Rights: A stock appreciation right is an award made under Section 9 (“SARs”), pursuant to which the Participant may become entitled to receive cash or Shares or a combination thereof equal to the excess, if any, of the fair market value on the date of exercise over the Measurement Value (as defined in Section 9.2), the grant, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions and terms as are expressed in the agreement or other document evidencing the Award (the “SARs Document”).

(e)    Stock Units: A stock unit is an award denominated in units of Shares made under Section 10 (“Stock Units”), pursuant to which the Participant may become entitled to receive cash or Shares or a combination thereof equal to the fair market value on the date of exercise, the grant, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other document evidencing the Award (the “Stock Unit Document”).

(f)    Other Stock Based or Cash Based Awards: Other incentives payable in cash or in Shares under this Plan that the Committee determines to be in the best interests of the Company and subject to such terms and conditions as the Committee deems appropriate in its sole discretion.

5.2    Grants of Awards.    An Award may consist of one such arrangement or benefit or two or more of them in tandem or in the alternative.

SECTION 6. OPTIONS

The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals or the satisfaction of an event or condition.

6.1    Option Document.    Each Option Document shall contain provisions regarding (a) the number of Shares that may be issued upon exercise of the Option, (b) the exercise price of the Option and the means of payment for the exercise price, (c) the term of the Option, (d) such terms and conditions of exercisability as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions, and (f) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. Option Documents evidencing ISOs shall contain such terms and conditions as may be necessary to qualify, to the extent determined desirable by the Committee, with the applicable provisions of Section 422 of the Code.

6.2    Exercise Price.    The exercise price per share of the Shares subject to each Option granted under this Plan shall equal or exceed 100% of the fair market value of such Shares on the date the Option is granted, except that (a) the exercise price of an Option may be higher or lower in the case of Options granted to an employee of a company acquired by the Company in assumption and substitution of options held by such employee at the time such company is acquired (“Substitution Options”), (b) if an Eligible Person is required to pay or forego the receipt of any cash amount in consideration of receipt of an Option, the exercise price plus such cash amount shall equal or exceed 100% of the fair market value of such Shares on the date the Option is granted, and (c) in the case of ISO grants, the exercise price per share of the Shares subject to each Option granted under this Plan shall equal or exceed 110% of the fair market value of such Shares on the date the Option is granted, for Options granted to an individual who, at the time the Option is granted to such individual under this Plan, owns more than 10% of the combined voting power of all classes of stock of the Company.

6.3    Option Term.    The term of each Option granted under this Plan shall be 10 years from the date of its grant, unless the Committee provides for a shorter period. Notwithstanding the previous sentence, an ISO granted to an individual who, at the time the Option is granted to such individual under this Plan, owns more than 10% of the combined voting power of all classes of stock of the Company must not have a term longer than 5 years from the date of its grant.

6.4    Option Vesting.    Options granted under this Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Committee, except that no Option other than non-employee director options and Substitution Options shall first become exercisable within one (1) year from its date of grant, other than upon death or disability of the Eligible Person or upon a Change of Control (as defined in Section 13.2). The Committee shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to such performance requirements as deemed appropriate by the Committee. Subject to the limitation set forth in the first sentence of this Section 6.4, at any time after the grant of an Option the Committee may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

6.5    Termination of Employment or Service.    Subject to Section 13, upon a termination of a Participant’s employment prior to the full vesting of an Option, (i) the unvested portion of the Option shall be forfeited, unless the Committee in its discretion determines otherwise and (ii) any unexercised Options shall be subject to such procedures as the Committee may establish.

6.6    Payment of Exercise Price.    The exercise price of an Option shall be paid in the form of one of more of the following, as the Committee shall specify, either through the terms of the Option Document or at the time of exercise of an Option: (a) cash or check, (b) shares of capital stock of the Company that have been held by the Participant for such period of time as the Committee may specify, (c) other property deemed acceptable by the Committee, (d) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option or (e) any combination of (a) through (d).

6.7    No Option Repricing.    Without the approval of stockholders, the Company shall not reprice any Options. For purposes of this Plan, the term “reprice” with respect to Options shall mean lowering the exercise price of previously awarded Options within the meaning of Item 402(i) under Securities and Exchange Commission Regulation S-K (including canceling previously awarded Options and regranting them with a lower exercise price).

SECTION 7.    INCENTIVE BONUSES

Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a specified performance period.

7.1    Incentive Bonus Document.    Each Incentive Bonus Document shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Incentive Bonus, (b) the performance criteria and level of achievement versus the criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions and (g) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee.

7.2    Performance Criteria.    The Committee shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance, operating performance and/or personal performance evaluations. The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 11.2) selected by the Committee and specified at the time the Incentive Bonus Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m).

7.3    Timing and Form of Payment.    The Committee shall determine the timing of payment of any Incentive Bonus.

7.4    Discretionary Adjustments.    Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus Award on account of either financial performance, operating performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

7.5    Termination of Employment.    Subject to Section 13, upon a termination of employment by a Participant prior to the vesting of or the lapsing of restrictions on Incentive Bonuses, the Incentive Bonus Awards granted to such Participant shall be forfeited, unless the Committee in its discretion determines otherwise.

SECTION 8.    INCENTIVE STOCK

Incentive Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment and/or performance conditions) and terms as the Committee deems appropriate.

8.1    Incentive Stock Document.    Each Incentive Stock Document shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (c) the period, if any, as to which performance shall be measured for determining achievement of performance, (d) the period, if any, over which the Award shall vest, which period shall be not less than three years for Awards which do not vest based at least in part on the satisfaction of performance criteria or one year for Awards which vest at least in part on the satisfaction of performance criteria (except for Awards to non-employee directors or in the event of death or disability of the Participant or upon a Change of Control or if Shares are issued in lieu of cash compensation otherwise due a Participant), (e) forfeiture provisions, (f) restrictions on transferability and (g) such further terms and conditions not inconsistent with this Plan as may be determined from time to time by the Committee.

8.2    Sale Price.    Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Incentive Stock shall be sold or awarded to an Eligible Person, which may vary from time to time and among Eligible Persons and which may be below the fair market value of such Shares at the date of grant or issuance.

8.3    Performance Criteria.    The grant, issuance, retention and/or vesting of each Share of Incentive Stock may, but need not be, subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance, operating performance, and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any Incentive Stock that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Incentive Stock Award is granted. To the extent necessary to qualify as performance-based compensation under Code Section 162(m), the Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to issuance or vesting, as applicable, of any Incentive Stock that is intended to satisfy the requirements for performance-based compensation.

8.4    Discretionary Adjustments.    Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Incentive Stock Award on account of either financial performance, operating performance, and/or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

8.5    Termination of Employment.    Subject to Section 13, upon a termination of employment by a Participant prior to the vesting of or the lapsing of restrictions on Incentive Stock, the unvested Incentive Stock Awards granted to such Participant shall be forfeited, unless the Committee in its discretion determines otherwise.

SECTION 9.    STOCK APPRECIATION RIGHTS

A SAR is an award that entitles the Participant to receive in cash or Shares or a combination thereof, as determined by the Committee, the value equal to the excess, if any, of the fair market value of a Share on the date of exercise over the Measurement Value (as defined below), the grant, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions and terms as the Committee deems appropriate.

9.1    SARS Document.    Each SARs Document shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the Measurement Value, (c) the term of the SAR, (d) such terms and conditions of exercisability as may be determined from time to time by the Committee, (e) the period, if any, over which the Award shall vest, which period shall be not less than one year (except for Awards to non-employee directors or in the event of death or disability of the Participant or upon a Change of Control), (f) forfeiture provisions, (g) restrictions on transferability and (h) such further terms and conditions not inconsistent with this Plan as may be determined from time to time by the Committee.

9.2    Measurement Value.    The measurement value of a SAR shall equal or exceed the fair market value of a Share on the date of grant (the “Measurement Value”). A SAR may be exercised upon such terms and conditions and for the term as the Committee may determine, in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of this Plan and the instrument evidencing the SAR, the term of a SAR shall be as established for that SAR by the Committee but in no event shall be greater than ten years.

9.3    Payment of SARs.    Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (a) the difference between the fair market value of a Share on the date of exercise over the Measurement Value by (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in Shares of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

9.4    Termination of Employment.    Subject to Section 13, upon a termination of employment by a Participant prior to the vesting of or the lapsing of restrictions on SARs, the unvested SARs granted to such Participant shall be forfeited, unless the Committee in its discretion determines otherwise.

9.5    No SARs Repricing.    Without the approval of stockholders, the Company shall not reprice any SARs. For purposes of this Plan, the term “reprice” with respect to SARs shall mean lowering the Measurement Value of previously awarded SARs within the meaning of Item 402(i) under Securities and Exchange Commission Regulation S-K (including canceling previously awarded SARs and regranting them with a lower Measurement Value).

SECTION 10.    STOCK UNITS

Stock Units are an award that entitles the Participant to receive in cash or Shares or a combination thereof, as determined by the Committee, the value equal to the fair market value of a Share on the date of exercise, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment and/or performance conditions) and terms as the Committee deems appropriate.

10.1    Stock Unit Document.    Each Stock Unit Document shall contain provisions regarding (a) the number of Stock Units subject to such Award or a formula for determining such, (b) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Stock Units granted, retainable and/or vested, (c) the period, if any, as to which performance shall be measured for determining achievement of performance, (d) the period, if any, over which the Award shall vest, which period shall be not less than three years for Awards which do not vest based at least in part on the satisfaction of performance criteria or one year for Awards which vest at least in part on the satisfaction of performance criteria (except for Awards to non-employee directors or in the event of death or disability of the Participant or upon a Change of Control), (e) forfeiture provisions, (f) restrictions on transferability and (g) such further terms and conditions not inconsistent with this Plan as may be determined from time to time by the Committee.

10.2    Sale Price.    Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Stock Units shall be sold or awarded to an Eligible Person, which may vary from time to time and among Eligible Persons and which may be below the fair market value of Shares at the date of grant.

10.3    Payment of Stock Units.    Stock Units shall be paid in cash, Shares or a combination of cash and Shares as the Committee shall determine in its sole discretion. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.4    Dividends and Distributions.    Participants holding Stock Units may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares or Stock Units.

10.5    Performance Criteria.    The grant, retention and/or vesting of each Stock Unit may, but need not be, subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Stock Unit Award is granted. To the extent necessary to qualify as performance-based compensation under Code Section 162(m), the Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment or vesting, as applicable, of any Stock Unit that is intended to satisfy the requirements for performance-based compensation.

10.6    Discretionary Adjustments.    Notwithstanding satisfaction of any performance goals, the number of Stock Units granted, retainable and/or vested under a Stock Unit Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

10.7    Termination of Employment.    Subject to Section 13, upon a termination of employment by a Participant prior to the vesting of or the lapsing of restrictions on Stock Units, the unvested Stock Unit Awards granted to such Participant shall be forfeited, unless the Committee in its discretion determines otherwise.

SECTION 11.    OTHER PROVISIONS APPLICABLE TO AWARDS

11.1    Transferability.    Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution. The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Participant’s “immediate family,” as such term is defined in Rule 16a-1(e) under the Exchange Act, or to a trust for the benefit solely of a member or members of the Participant’s immediate family, or to a partnership or other entity whose only owners are members of the Participant’s immediate family, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee shall determine appropriate in its sole discretion, and the transferee shall execute an agreement agreeing to be bound by such terms.

11.2    Qualifying Performance Criteria.    For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured over a specified time period, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before any one or more of interest, taxes, depreciation and amortization, (d) return on equity, (e) total stockholder return, (f) return on capital, (g) return on inventory, assets or net assets, (h) revenue, (i) income or net income, (j) operating income or net operating income, (k) operating profit or net operating profit, (l) operating, gross or pretax margin, (m) return on operating revenue, (n) market share, (o) SG&A ratio, (p) debt to capitalization, debt to equity or other leverage criteria, (q) borrowing capacity and other liquidity criteria, (r) inventory turnover, (s) lot supply or land position, (t) income from joint ventures, (u) interest coverage, (v) shareholders’ equity or book value per share, (w) customer satisfaction, (x) employee satisfaction, or (y) overhead or other expense reduction or (z) any other similar performance criteria. Prior to the grant of an Award, the Committee shall determine whether or not it shall appropriately adjust any evaluation of performance under the applicable Qualifying Performance Criteria with respect to an Award to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

11.3    Dividends.    Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that on the record date for such dividends have not vested or been issued or that are subject to any restrictions or conditions.

11.4    Documents Evidencing Awards.    The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent stockholder approval of this Plan. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

11.5    Tandem Stock or Cash Rights.    Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

11.6    Deferral of Awards.    The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect to defer receipt of all or any portion of an Award granted hereunder including, without limitation, pursuant to the terms of any Deferred Compensation Plan established by the Company.

SECTION 12.    CHANGES IN CAPITAL STRUCTURE

12.1    Corporate Actions Unimpaired.    The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of common stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the common stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as herein expressly provided, (i) the issuance by the Company of shares of stock of any class (including any class of securities convertible into shares of stock of any class) for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than common stock, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Awards theretofore granted or the purchase price per Share, unless the Committee shall determine in its discretion that an adjustment is necessary.

12.2    Adjustments Upon Certain Events.    If the outstanding shares of common stock or other securities of the Company, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the Committee may, and if such event occurs after a Change of Control, the Committee shall, appropriately and equitably adjust the number and kind of shares of common stock or other securities which are subject to this Plan or subject to any Awards theretofore granted, the limitations contained in Section 3.2 of this Plan, and the exercise or settlement prices of such Awards, provided, however, that such adjustment shall be made only to the extent that such will not affect the status of any Award intended to qualify as an ISO or as “performance based compensation” under Section 162(m) of the Code. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing, a “Fundamental Change”), then thereafter upon any exercise of an Option theretofore granted, the Participant shall be entitled to purchase under such Option, in lieu of the number of shares of common stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Participant had been the holder of record of the number of Shares as to which such Option is then exercisable. No fractional interests shall be issued under this Plan resulting from any adjustments.

SECTION 13.    CHANGE OF CONTROL

13.1    Definitions.    Unless the Committee provides otherwise, for purposes of this Plan and Awards granted under this Plan, the term “Change of Control” shall mean:

(i)    any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or group of persons acting in concert (other than the Company or any subsidiary thereof or any employee benefit plan of the Company or any subsidiary thereof, or any underwriter in connection with a firm commitment public offering of the Company’s capital stock) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 of the Exchange Act except that a person shall also be deemed the beneficial owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities ordinarily having the right to vote in the election of directors (“voting stock”);

(ii)    during any period subsequent to the effective date of this Plan, a majority of the members of the Board shall not for any reason be the individuals who at the beginning of such period constitute the Board or those persons who are nominated as new directors by a majority of the current directors or their successors who have been so nominated;

(iii)    there shall be consummated any merger, consolidation (including a series of mergers or consolidations), or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (meaning assets representing fifty percent (50%) or more of the net tangible assets of the Company or generating fifty percent (50%) or more of the Company’s operating cash flow, in each case measured over the Company’s last four full fiscal quarters), or any other similar business combination or transaction, but excluding any business combination or transaction which would result in the voting stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than seventy percent (70%) of the combined voting power of the voting stock of the Company (or such surviving entity) outstanding immediately after giving effect to such business combination or transaction;

(iv)    the adoption of any plan or proposal for the liquidation or dissolution of the Company;

(v)    the occurrence of any other event that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A of the Exchange Act as in effect on the date hereof; or

(vi)    any other event specified by the Committee, regardless of whether at the time an Award is granted or thereafter.

13.2    Effect of Change of Control.    The Committee may provide, either at the time an Award is granted or thereafter, that a Change of Control shall have such effect as specified by the Committee, or no effect, as the Committee in its discretion may provide. Without limiting the foregoing, the Committee may but need not provide, either at the time an Award is granted or thereafter, that if a Change of Control occurs, then effective as of a date selected by the Committee, the Committee (which for purposes of the Changes in Control described in (i), (ii) and (iii) above shall be the Committee as constituted prior to the occurrence of such Change of Control) acting in its discretion without the consent or approval of any Participant, may effect one or more of the following alternatives or combination of alternatives with respect to all outstanding Awards (which alternatives may be conditional on the occurrence of such of the Changes in Control specified above and which may vary among individual Participants):

(i)    in the case of a Change of Control specified in clause (iii) of Section 13.1, accelerate the time at which Options then outstanding may vest or be exercised in full for a limited period of time on or before a specified date (which will permit the Participant to participate with the common stock received upon exercise of such Option in the event of a Change of Control specified in clause (iii) of Section 13.1) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate,

(ii)    accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for their then remaining term,

(iii)    accelerate the vesting of Incentive Stock Awards, Stock Units or SARs, or

(iv)    require the mandatory surrender to the Company of outstanding Options or unvested Incentive Stock, Stock Units or SARS held by such Participant (irrespective of whether such Options or SARs are then exercisable under the provisions of this Plan) as of a date, before or not later than 60 days after such Change of Control, specified by the Committee, and in such event the Committee shall thereupon cancel such Options and unvested Incentive Stock, Stock Units and SARs and the Company shall pay to each Participant an amount of cash equal to the excess of the fair market value of the aggregate Shares subject to such Option over the aggregate Option exercise price of such Shares or the fair market value of the aggregate unvested Shares of Incentive Stock or Stock Units, or the excess of the fair market value of the Shares over the Measurement Value of the SARs, as applicable; provided, however, the Committee shall not select an alternative (unless consented to by the Participant) that would result in the Participant’s owing any money by virtue of operation of Section 16(b) of the Exchange Act. If all such alternatives have such a result, the Committee shall take such action, which is hereby authorized, to put such Participant in as close to the same position as such Participant would have been in had the selected alternative been made but without resulting in any payment by such Participant pursuant to Section 16(b) of the Exchange Act. Notwithstanding the foregoing, with the consent of the Participant, the Committee may in lieu of the foregoing make such provision with respect of any Change of Control as it deems appropriate.

SECTION 14.    TAXES

14.1    Withholding Requirements.    The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes that the Committee determines are required in connection with any Award granted under this Plan, and a Participant’s rights in any Award are subject to satisfaction of such conditions.

14.2    Payment of Withholding Taxes.    Notwithstanding the terms of Section 14.1, the Committee may provide in the agreement or other document evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise of a Nonqualified Option or the exercise, vesting, settlement or transfer of any other Award shall be paid or, at the election of the Participant, may be paid by the Company by withholding or repurchasing Shares otherwise issuable or subject to such Award, or by the Participant delivering previously owned Shares, in each case having a fair market value equal to the amount required or elected to be withheld or paid. Any such election is subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

SECTION 15.    AMENDMENTS OR TERMINATION

Except as set forth in this Section 15, the Board may amend, alter or discontinue this Plan or any agreement or other document evidencing an Award made under this Plan at any time and in such respects as it deems advisable, in its sole discretion.

(a)    Except as provided pursuant to the anti-dilution adjustment provisions of Section 12.2, no amendment shall, without the approval of the stockholders of the Company:

(i)        increase the maximum number of Shares for which Awards may be granted under this Plan;

(ii)       increase the Awards that may be granted under this Plan during any calendar year to any one Eligible Person;

(iii)    reduce the price at which Options or SARs may be granted below the price provided for herein;

(iv)      reduce the exercise price of outstanding Options;

(v)       reduce the Measurement Value of outstanding SARs;

(vi)      extend the term of this Plan;

(vii)     change the class of persons eligible to be Participants; or

(viii)    increase the number of Shares that are eligible to be issued pursuant to Incentive Stock Awards.

(b)    Except as provided pursuant to the anti-dilution adjustment provisions of Section 12.2, no amendment shall impair the rights of any Participant under an Award, without the consent of the Participant, provided however, that no such consent shall be required if the Board or the Committee determines in its discretion and prior to the date of any Change of Control that such amendment or alteration is not reasonably likely to diminish the benefits thereunder or that any diminution has been adequately compensated for.

SECTION 16.    COMPLIANCE WITH OTHER LAWS AND REGULATIONS

This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under any Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares or other stock based Awards prior to the completion of any registration or qualification of such Shares or stock based Awards under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees and directors.

No Option shall be exercisable or Shares may be issued unless a registration statement with respect to the Option or Shares is effective or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Award and/or Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 17.    NO RIGHT TO COMPANY EMPLOYMENT

Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or its affiliates or interfere in any way with the right of the Company or its affiliates to terminate an individual’s employment at any time. The agreements or other documents evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 18.    LIABILITY OF THE COMPANY

The Company and any affiliate of the Company which is in existence or hereafter comes into existence shall not be liable to a Participant, an Eligible Person or other persons as to:

(a)    the non-issuance or sale of Shares or other stock based Awards as to which the Company has been unable to obtain from any government or regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares or stock based Awards hereunder; and

(b)    any tax consequence expected, but not realized, by any Participant, Eligible Person or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

SECTION 19.    EFFECTIVENESS AND EXPIRATION OF PLAN

This Plan shall be effective on the date the Company’s stockholders adopt this Plan; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. No Awards shall be granted pursuant to this Plan more than 10 years after the Board adopted this Plan.

SECTION 20.    NON-EXCLUSIVITY OF PLAN

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 21.    GOVERNING LAW

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

The Annual Meeting of Stockholders of

Standard Pacific Corp.

will be held at

The Phoenician

6000 E. Camelback Road

Scottsdale, AZ 85251

on

Tuesday, May 10, 2005

at 10:30 a.m., Local Time

DIRECTIONS:

The Phoenician is located at the base of Camelback Mountain in Scottsdale’s Valley of the Sun, only nine miles from Phoenix Sky Harbor International Airport. To reach The Phoenician take Sky Harbor Boulevard to 44th Street and turn left. At Camelback Road, turn right and follow to Jokake Boulevard, then turn left into The Phoenician.

STANDARD PACIFIC CORP.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING MAY 10, 2005

PROXY

The undersigned, a stockholder of STANDARD PACIFIC CORP., a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the Annual Report to Stockholders; and, revoking any proxy previously given, hereby constitutes and appoints Stephen J. Scarborough, Andrew H. Parnes and Clay A. Halvorsen, and each of them, as his, her or its true and lawful agents and proxies with full power of substitution in each, to vote the shares of common stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at The Phoenician Hotel, 6000 E. Camelback Road, Scottsdale, Arizona 85251, on Tuesday, May 10, 2005, at 10:30 A.M., local time, and at any adjournment thereof, on all matters coming before such meeting as set forth on the reverse hereof.

IF A BOX IS CHECKED, YOUR SHARES SHALL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF YOU FAIL TO MARK ONE OF THE BOXES FOR A PROPOSAL, THIS PROXY WILL BE VOTED, IN THE CASE OF THE ELECTION OF DIRECTORS, FOR EACH OF THE LISTED NOMINEES FOR DIRECTOR, IN THE CASE OF PROPOSAL 2, FOR THE PROPOSAL, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER BUSINESS THAT COMES BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY INTERNET OR TELEPHONE.

SEE REVERSE SIDE SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

The Annual Meeting of Stockholders of Standard Pacific Corp. Will be held at:

The Phoenician Hotel 6000 E. Camelback Road Scottsdale, Arizona 85251

May 10, 2005 10:30 A.M., Local Time

Please Mark Here for Address Change

SEE REVERSE SIDE

Unless otherwise specified, this proxy will be voted FOR the election of each nominee for director listed below and FOR proposal 2.

FOR the nominees listed (except as marked to the contrary below)

WITHHOLD AUTHORITY to vote for all nominees

Nominees: 01. Stephen J. Scarborough 02. Douglas C. Jacobs 03. Larry D. McNabb

2. Approval of the 2005 Stock Incentive Plan

FOR AGAINST ABSTAIN

1. Election of Three Class II Directors.

To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) in the space provided below.

3. The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please check this box if you plan to attend the Annual Meeting. ` Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature Date Signature Date

This proxy must be signed exactly as the stockholder name appears hereon. Executors, administrators, trustees, etc., should give their full title, as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.

^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/spf

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site. OR Telephone 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. OR Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.